WELLS FARGO & COMPANY S-3

Exhibit 25(b)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2) ___

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No. )

399 Park Avenue
New York, New York	10043
(Address of principal executive office)	(Zip Code)

 Citibank, N.A.

388 Greenwich Street

New York, N.Y. 10013

(212) 816-0392

 (Name, address, and telephone number of agent for service)

WELLS FARGO FINANCE LLC

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

30 Hudson Yards, Floor 14
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

420 Montgomery Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES OF WELLS FARGO FINANCE LLC AND GUARANTEES OF

WELLS FARGO & COMPANY WITH RESPECT TO THE DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.

(Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.

(Exhibit 2 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers.

(Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee.

(Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2022- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 7th day of March, 2023.

CITIBANK, N.A.

By	/s/ Keri-anne Marshall
Keri-anne Marshall
Vice President

CONSOLIDATED BALANCE SHEET	Exhibit 7
Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2022	2021
Assets
Cash and due from banks (including segregated cash and other deposits)	$30,577	$27,515
Deposits with banks, net of allowance	311,448	234,518
Securities borrowed and purchased under agreements to resell (including $239,527 and $216,466 as of December 31, 2022 and 2021, respectively, at fair value), net of allowance	365,401	327,288
Brokerage receivables, net of allowance	54,192	54,340
Trading account assets (including $133,535 and $133,825 pledged to creditors at December 31, 2022 and 2021, respectively)	334,114	331,945
Investments:
Available-for-sale debt securities (including $10,933 and $9,226 pledged to creditors as of December 31, 2022 and 2021, respectively), net of allowance	249,679	288,522
Held-to-maturity debt securities (fair value of which is $243,648 and $216,038 as of December 31, 2022 and 2021, respectively) (includes $— and $1,460 pledged to creditors as of December 31, 2022 and 2021, respectively), net of allowance	268,863	216,963
Equity securities (including $895 and $1,032 as of December 31, 2022 and 2021, respectively, at fair value)	8,040	7,337
Total investments	$526,582	$512,822
Loans:
Consumer (including $237 and $12 as of December 31, 2022 and 2021, respectively, at fair value)	368,067	376,534
Corporate (including $5,123 and $6,070 as of December 31, 2022 and 2021, respectively, at fair value)	289,154	291,233
Loans, net of unearned income	$657,221	$667,767
Allowance for credit losses on loans (ACLL)	(16,974)	(16,455)
Total loans, net	$640,247	$651,312
Goodwill	19,691	21,299
Intangible assets (including MSRs of $665 and $404 as of December 31, 2022 and 2021, respectively, at fair value)	4,428	4,495
Premises and equipment, net of depreciation and amortization	26,253	24,328
Other assets (including $10,658 and $12,342 as of December 31, 2022 and 2021, respectively, at fair value), net of allowance	103,743	101,551
Total assets	$2,416,676	$2,291,413

The following tables present certain assets and liabilities of consolidated variable interest entities (VIEs), which are included on Citi’s Consolidated Balance Sheet. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. In addition, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

	December 31,
In millions of dollars	2022	2021
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$61	$260
Trading account assets	9,153	10,038
Investments	594	844
Loans, net of unearned income
Consumer	35,026	34,677
Corporate	19,782	14,312
Loans, net of unearned income	$54,808	$48,989
Allowance for credit losses on loans (ACLL)	(2,520)	(2,668)
Total loans, net	$52,288	$46,321
Other assets	105	1,174
Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$62,201	$58,637

CONSOLIDATED BALANCE SHEET
Citigroup Inc. and Subsidiaries

(Continued)

	December 31,
In millions of dollars, except shares and per share amounts	2022	2021
Liabilities
Deposits (including $1,875 and $1,666 as of December 31, 2022 and 2021, respectively, at fair value)	$1,365,954	$1,317,230
Securities loaned and sold under agreements to repurchase (including $70,886 and $56,694 as of December 31, 2022 and 2021, respectively, at fair value)	202,444	191,285
Brokerage payables (including $4,439 and $3,575 as of December 31, 2022 and 2021, respectively, at fair value)	69,218	61,430
Trading account liabilities	170,647	161,529
Short-term borrowings (including $6,222 and $7,358 as of December 31, 2022 and 2021, respectively, at fair value)	47,096	27,973
Long-term debt (including $105,995 and $82,609 as of December 31, 2022 and 2021, respectively, at fair value)	271,606	254,374
Other liabilities	87,873	74,920
Total liabilities	$2,214,838	$2,088,741
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 759,800 as of December 31, 2022 and 759,800 as of December 31, 2021, at aggregate liquidation value	$18,995	$18,995
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,669,424 as of December 31, 2022 and 3,099,651,835 as of December 31, 2021	31	31
Additional paid-in capital	108,458	108,003
Retained earnings	194,734	184,948
Treasury stock, at cost: 1,162,682,999 shares as of December 31, 2022 and 1,115,296,641 shares as of December 31, 2021	(73,967)	(71,240)
Accumulated other comprehensive income (loss) (AOCI)	(47,062)	(38,765)
Total Citigroup stockholders’ equity	$201,189	$201,972
Noncontrolling interests	649	700
Total equity	$201,838	$202,672
Total liabilities and equity	$2,416,676	$2,291,413

The following tables present certain assets and liabilities of consolidated variable interest entities (VIEs), which are included on Citi’s Consolidated Balance Sheet. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. In addition, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	December 31,
In millions of dollars	2022	2021
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$9,807	$8,376
Long-term debt	10,324	12,579
Other liabilities	622	694
Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$20,753	$21,649